UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2009

BIGSTRING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51661	20-0297832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Broad Street, Suite 109, Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 741-2840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On June 23, 2009, BigString Corporation (“BigString”) entered into a Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 (the “Subscription Agreement”), with Whalehaven Capital Fund Limited, Alpha Capital Anstalt and Excalibur Special Opportunities LP (collectively, the “Subscribers”), pursuant to which the Subscribers have purchased convertible promissory notes in the aggregate principal amount of $180,000, which promissory notes are convertible into shares of BigString’s common stock, par value $0.0001 per share (“Common Stock”), and warrants to purchase up to 6,000,000 shares of BigString’s Common Stock.  Each promissory note has a term of two years and accrues interest at a rate of six percent (6%) annually.  The holder of a convertible promissory note shall have the right from and after the issuance thereof until such time as the convertible promissory note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of Common Stock at a conversion price of $0.015 per share.  The conversion price and number and kind of shares to be issued upon conversion of the convertible promissory notes are subject to adjustment from time to time as more fully set forth in the Form of Convertible Note attached hereto as Exhibit 4.1.  A description of the warrants is provided under Item 3.02 below.

BigString also paid a commission to each of the Subscribers on the closing date as follows: (i) Whalehaven Capital Fund Limited, $6,000; (ii) Alpha Capital Anstalt, $6,000; and (iii) Excalibur Special Opportunities LP, $2,400.

BigString will not be required to register the shares of Common Stock issuable upon the conversion of one or more of the convertible promissory notes, nor the shares of Common Stock issuable upon the exercise of any warrants; however, the Subscribers will be afforded certain piggyback registration rights.  BigString has also agreed to timely file all quarterly and annual reports so that Rule 144 may be available to the Subscribers.  For each month this condition is not met, BigString will pay liquidated damages equal to two percent (2%) of the principal amount of the convertible promissory notes then outstanding.  BigString has further agreed to pay certain liquidated damages to the Subscribers should the shares of Common Stock issuable upon the conversion of one or more of the convertible promissory notes or exercise of the warrants are not timely delivered.

Immediately following the closing of the transaction described above, 53,238,144 shares of BigString’s Common Stock were outstanding.

Section 3 – Securities and Trading Markets

Item 3.02. – Unregistered Sales of Equity Securities.

As set forth under Item 1.01 above, BigString has issued warrants to purchase up to 6,000,000 shares of BigString’s Common Stock to the Subscribers.  In connection with the issuance of the warrants to purchase Common Stock, BigString relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act of 1933, as amended.

Each of the warrants issued to the Subscribers has a term of five years from June 23, 2009 and was fully vested on the date of issuance.  The warrants are exercisable at $0.015 per share of Common Stock.  The number of shares of Common Stock underlying each warrant and the exercise price are subject to certain adjustments more particularly described in the Form of Common Stock Purchase Warrant attached as Exhibit B to the Subscription Agreement being filed herewith.

Section 5 – Corporate Governance and Management

Item 5.01.                 Changes in Control of Registrant.

(b)            As a result of the transactions described in Item 1.01 above, management believes that a change in control of BigString may occur in the future in the event one or more of the Subscribers and Excalibur Small Cap Opportunities LP, an investor in a prior offering by BigString, converts and exercises all or substantially all of the convertible notes and warrants to purchase shares of BigString’s Common Stock held by it or them.

Section 9 – Financial Statements and Exhibits

Item 9.01.         Financial Statements and Exhibits.

(d)             Exhibits:

Exhibit
Number	Description

4.1
Form of Convertible Note, dated June 23, 2009, issued to the following subscribers and in the following amounts: Whalehaven Capital Fund Limited ($75,000); Alpha Capital Anstalt ($75,000); and Excalibur Special Opportunities LP ($30,000).

10.1
Subscription Agreement, dated as of June 23, 2009, by and among BigString and Whalehaven Capital Fund Limited, Alpha Capital Anstalt and Excalibur Special Opportunities LP, including Exhibit B – Form of Common Stock Purchase Warrant.  Upon the request of the Securities and Exchange Commission, BigString agrees to furnish copies of each of the following schedules and exhibits:  Schedule 5(a) – Subsidiaries; Schedule 5(d) – Additional Issuances/Capitalization; Schedule 5(f) – Conflicts; Schedule 5(q) – Undisclosed Liabilities; Schedule 5(v) – Transfer Agent; Schedule 8 – Finder’s Fee; Schedule 9.1(s) – Lockup Agreement Providers; Exhibit A – Form of Convertible Note (included as Exhibit 4.1); Exhibit C – Form of Escrow Agreement; Exhibit D – Form 8-K; Exhibit E – Form of Lock-Up Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGSTRING CORPORATION
(Registrant)

By:	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer
Date:  June 26, 2009

EXHIBIT INDEX

Exhibit
Number	Description

4.1
Form of Convertible Note, dated June 23, 2009, issued to the following subscribers and in the following amounts: Whalehaven Capital Fund Limited ($75,000); Alpha Capital Anstalt ($75,000) and Excalibur Special Opportunities LP ($30,000).

10.1
Subscription Agreement, dated as of June 23, 2009, by and among BigString and Whalehaven Capital Fund Limited, Alpha Capital Anstalt and Excalibur Special Opportunities LP, including Exhibit B – Form of Common Stock Purchase Warrant.  Upon the request of the Securities and Exchange Commission, BigString agrees to furnish copies of each of the following schedules and exhibits:  Schedule 5(a) – Subsidiaries; Schedule 5(d) – Additional Issuances/Capitalization; Schedule 5(f) – Conflicts; Schedule 5(q) – Undisclosed Liabilities; Schedule 5(v) – Transfer Agent; Schedule 8 – Finder’s Fee; Schedule 9.1(s) – Lockup Agreement Providers; Exhibit A – Form of Convertible Note (included as Exhibit 4.1); Exhibit C – Form of Escrow Agreement; Exhibit D – Form 8-K; Exhibit E –Form of Lock-Up Agreement.

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